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                                                                    Exhibit 23.3
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              CONSENT OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
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          We hereby consent to the references to our firm in, and the inclusion of our opinion as to certain tax matters as an Exhibit to, the Joint Proxy Statement/Prospectus which is part of the Registration Statement filed by Webster Financial Corporation on Form S-4 with the Securities and Exchange Commission with respect to the proposed merger of Webster Acquisition Corp. into DS Bancor. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                  Fried, Frank, Harris, Shriver & Jacobson



                                    By: /s/ Richard A. Wolfe
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                                        Richard A. Wolfe


                                        December 16, 1996


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